Exhibit 99.1


Pegasus Wireless Announces Deadline To Complete Share For Share Exchange For Homeskills Stockholders


FREMONT, Calif.
Pegasus Wireless (OTCBB:PGWC), announced today a deadline of July 25, 2005 to complete the share for share exchange for Homeskills (HKLI) stockholders. This release is intended to clarify any information previously provided to HKLI stockholders.

The original announcement of the voluntary share for share exchange followed the May 25, 2005, acquisition of control of HKLI by PGWC. As previously announced all HKLI stockholders who wish to voluntary exchange shares of HKLI for PGWC will receive Rule 144 Restricted shares of PGWC in a mandatory certificate for certificate exchange. Such stockholders should instruct their brokerage house to deliver, in certificate form, any HKLI shares to be exchanged. All HKLI certificates should be forwarded to the PGWC transfer agent with a medallion guaranteed signature, and authorizing transfer with written instructions for the transfer agent to issue an equal number of restricted shares of PGWC in exchange, and provide the transfer agent with a tax identification number, along with an address for the return of the newly issued PGWC certificate(s).

Stockholders not currently holding their shares in certificate form may, on or before the deadline date, July 25, 2005, notify the Company via facsimile at 561-881-9886 of the agreement for the voluntary exchange. The notification must be in the form of a letter supplied to the brokerage house serving as the custodian of the HKLI shares to be delivered as indicated to the HKLI transfer agent, containing a statement of agreement to the voluntary exchange. Stockholders currently holding shares in certificate form must forward such certificate, for transfer with medallion guaranteed signature, as indicated in this release. The request for transfer must be postmarked on or before July 25, 2005.

The Company is not obligated to honor any requests for voluntary exchange on or after July 26, 2005. PGWC will work closely with all stockholders and the transfer agent to insure a smooth and orderly exchange to be completed in a timely manner.

The transfer agent for PGWC is: Olde Monmouth Stock Transfer Co., Inc., 200 Memorial Parkway, Atlantic Highlands, NJ 07716.

About Pegasus Wireless Corporation
Pegasus Wireless Corporation is a leading provider of advanced wireless solutions. The company creates hardware and software solutions for broadband wireless networking and Internet access applications. Pegasus offers cutting edge wireless products used in computer networking, industrial data transmission, and multimedia applications. These products allow a higher user capacity per base station as compared to the competition, dynamic key



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sniff-proof  security,  easy  true  plug-n-play  driverless  installation,   and
bandwidth control, which allows more efficient use of bandwidth and wireless technology that is particularly suitable for point to multi-point applications. Pegasus Wireless Corporation can be contacted at 800-770-6698 or by visiting their website at http://www.pegasuswirelesscorp.com/.

NOTES ABOUT FORWARD-LOOKING STATEMENTS
Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment. We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to, (i) our ability to complete successful acquisitions of complementary companies, products and technologies; (ii) our ability to attract and retain customers; and (iii) our ability to gain market share. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Pegasus Wireless will be realized, or if substantially realized, that they will have the expected consequences to or effects on Pegasus Wireless or its business or operations.


Pegasus Wireless Corporation

Jasper Knabb,
800-770-6698 or 510-490-8288 ext. 202
ir@pegasuswirelesscorp.com